EXHIBIT 3.1                                            Execution Copy

AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
BOARDWALK PIPELINE PARTNERS, LP
This Amendment No. 2 (this “Amendment No. 2”) to the Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP (the “Partnership”), dated as of June 17, 2008, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership dated October 31, 2011 (the “Partnership Agreement”), is hereby adopted effective as of October 25, 2012 (the “Amendment Effective Date”), by Boardwalk GP, LP, a Delaware limited partnership (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.
WHEREAS, this Amendment No. 2 is intended to clarify the determination of an Eligible Holder;
WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement provided such change does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and
WHEREAS, acting pursuant to the power and authority granted to it under Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that the following amendment to the Partnership Agreement does not adversely affect the Limited Partners in any material respect.
NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
Section 1.(23)    The definition of the term “Eligible Holder” set forth in Section 1.1 of the Partnership Agreement is hereby amended in its entirety to read as follows:
““Eligible Holder” means a Limited Partner that is not a Non-Eligible Holder.”
(a)    The definition of the term “Ineligible Assignee” set forth in Section 1.1 of the Partnership Agreement is hereby deleted in its entirety.
(b)    Section 1.1 of the Partnership Agreement is hereby amended by inserting thereto the following new definition in the appropriate alphabetical order that reads as follows:
““Non‑Eligible Holder” means a Person whose, or whose beneficial owners, U.S. federal income tax status (or lack of proof of the U.S. federal income tax status) has or is reasonably likely to have, as determined by the General

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EXHIBIT 3.1                                            Execution Copy

Partner, a material adverse effect on the rates that can be charged to customers by any Group Member with respect to assets that are subject to regulation by the Federal Energy Regulatory Commission or similar regulatory body.”
(c)    The Partnership Agreement is hereby amended to replace all references in the Partnership Agreement to “Ineligible Assignee” with the defined term “Non‑Eligible Holder.”
(d)    The Transfer Application attached as Exhibit B to the Partnership Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment No. 2.
Section 2.    Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
Section 3.    This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
[Signature Page Follows]

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EXHIBIT 3.1                                            Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this as of the date first above written.
GENERAL PARTNER:

BOARDWALK GP, LP

By:    BOARDWALK GP, LLC
its general partner

By:
Name: Jamie L. Buskill
Title: Sr. Vice President & Chief Financial Officer

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EXHIBIT 3.1                                            Execution Copy

APPLICATION FOR TRANSFER OF COMMON UNITS
Transferees of Common Units must execute and deliver this application to Boardwalk Pipeline Partners, LP, c/o Boardwalk GP, LP, 9 Greenway Plaza, Suite 2800, Houston, Texas 77046; Attn: CFO, to be admitted as limited partners to Boardwalk Pipeline Partners, LP.
The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby and hereby certifies to Boardwalk Pipeline Partners, LP (the “Partnership”) that the Assignee (including to the best of Assignee’s knowledge, any person for whom the Assignee will hold the Common Units) is not a Non-Eligible Holder as of the date of this application.
The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP, as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement. This application constitutes a Taxation Certification, as defined in the Partnership Agreement.
Date:

Social Security or other identifying number	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee
Type of Entity (check one):
☐    Individual    ☐    Partnership    ☐    Corporation
☐    Trust    ☐    Other (specify)
If not an Individual (check one):

☐	the entity is subject to United States federal income taxation on the income generated by the Partnership;

☐
the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income tax on the income generated by the Partnership;

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EXHIBIT 3.1                                            Execution Copy

☐
the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) a pass-through entity, but not all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership.

Nationality (check one):
☐    U.S. Citizen, Resident or Domestic Entity
☐    Foreign Corporation    ☐    Non-resident Alien
If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).
Complete Either A or B:
A.    Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is __________.

3.	My home address is .
B.    Partnership, Corporation or Other Interestholder

1.	________________ is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2.    The interestholder’s U.S. employer identification number is ___________.

3.	The interestholder’s office address and place of incorporation (if applicable) is ___________.
The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:
________________________________
Name of Interestholder
________________________________

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EXHIBIT 3.1                                            Execution Copy

Signature and Date
________________________________
Title (if applicable)
Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

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EXHIBIT 3.1                                            Execution Copy

SCHEDULE I
(as of _______________, 2012)
The Partnership’s General Partner may change its determination of what types of persons or entities are considered Eligible Holders at any time. An updated version of the Transfer Application is available from the Partnership’s website at http://www.bwpmlp.com.
Eligible Holders
The following are currently considered Eligible Holders:

•	Individuals (U.S. or non-U.S.)

•	C corporations (U.S. or non-U.S.)

•	Tax exempt organizations subject to tax on unrelated business taxable income or “UBTI,” including IRAs, 401(k) plans and Keough accounts

•	S corporations with shareholders that are individuals, trusts or tax exempt organizations subject to tax on UBTI

•	Mutual Funds
Potentially Eligible Holders
The following are currently considered Eligible Holders, unless the information in parenthesis applies:

•	S corporations (unless they have ESOP shareholders*)

•	Partnerships (unless its partners include real estate investment trusts or “REITs,” governmental entities and agencies, S corporations with ESOP shareholders* or other partnerships with such partners)

•	Trusts (unless beneficiaries are not subject to tax)
Non-Eligible Holders
The following are currently not considered Eligible Holders:

•	REITs

•	Governmental entities and agencies

•	S corporations with ESOP shareholders*
______________________
* “S corporations with ESOP shareholders” are S corporations with shareholders that include employee stock ownership plans.

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